Annex I

To the Distribution Agreement by and between

SPDR Index Shares Funds and State Street Global Advisors Funds Distributors, LLC

ETF	Trading Symbol	Listing Exchange
SPDR® Portfolio Europe ETF	SPEU	NYSE Arca, Inc.

SPDR EURO STOXX 50® ETF	FEZ	NYSE Arca, Inc.

SPDR S&P® Emerging Asia Pacific ETF	GMF	NYSE Arca, Inc.

SPDR S&P China ETF	GXC	NYSE Arca, Inc.

SPDR Portfolio Emerging Markets ETF	SPEM	NYSE Arca, Inc.

SPDR Portfolio Developed World ex-US ETF	SPDW	NYSE Arca, Inc.

SPDR S&P International Small Cap ETF	GWX	NYSE Arca, Inc.

SPDR Dow Jones International Real Estate ETF	RWX	NYSE Arca, Inc.

SPDR S&P Global Infrastructure ETF	GII	NYSE Arca, Inc.

SPDR MSCI ACWI ex-US ETF	CWI	NYSE Arca, Inc.

SPDR S&P International Dividend ETF	DWX	NYSE Arca, Inc.

SPDR S&P Emerging Markets Small Cap ETF	EWX	NYSE Arca, Inc.

SPDR Dow Jones Global Real Estate ETF	RWO	NYSE Arca, Inc.

SPDR S&P Global Natural Resources ETF	GNR	NYSE Arca, Inc.

SPDR S&P Emerging Markets Dividend ETF	EDIV	NYSE Arca, Inc.

SPDR Portfolio MSCI Global Stock Market ETF	SPGM	NYSE Arca, Inc.

SPDR S&P Global Dividend ETF	WDIV	NYSE Arca, Inc.

SPDR MSCI EAFE StrategicFactorsSM ETF	QEFA	NYSE Arca, Inc.

SPDR MSCI World StrategicFactors ETF	QWLD	NYSE Arca, Inc.

SPDR MSCI Emerging Markets StrategicFactors ETF	QEMM	NYSE Arca, Inc.

SPDR MSCI ACWI Low Carbon Target ETF	LOWC	NYSE Arca, Inc.

SPDR S&P North American Natural Resources ETF	NANR	NYSE Arca, Inc.

SPDR MSCI EAFE Fossil Fuel Reserves Free ETF	EFAX	NYSE Arca, Inc.

SPDR MSCI Emerging Markets Fossil Fuel Reserves Free ETF	EEMX	NYSE Arca, Inc.

SPDR Bloomberg SASB Developed Markets Ex US ESG Select ETF	RDMX	NYSE Arca, Inc.

SPDR Bloomberg SASB Emerging Markets ESG Select ETF	REMG	NYSE Arca, Inc.

As of January 10, 2022